                                                                     Exhibit 23F



                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-06015) pertaining to the Employee Stock Purchase Plan of Sunquest Information Systems, Inc. of our report dated November 8, 1996 with respect to the financial statements of Antrim Corporation included in Sunquest's current report on Form 8-K/A dated February 7, 1997, filed with the Securities and Exchange Commission.



                                                          ERNST & YOUNG  LLP

Vienna,  Virginia
February 4, 1997